ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Restricted Stock Unit Agreement
Amended and Restated 2013 Stock Incentive Plan

This Restricted Stock Unit Agreement (this “Agreement”) is made between Endurance International Group Holdings, Inc., a Delaware corporation (the “Company”), and the Recipient.
NOTICE OF GRANT
I.    Grant Date

Date:

II.    Recipient Information

Recipient:

III.    Grant Information

Number of Restricted Stock Units:

IV.    Vesting Table

Vesting Date:	Shares of Restricted Stock that Vest
First anniversary of Grant Date	33.33%
Second anniversary of Grant Date	33.33%
Third anniversary of Grant Date	33.34%
All vesting is dependent on the Recipient continuing to perform services for the Company, as provided herein.

You must accept your grant agreement in order to receive your award. IMPORTANT: if you do not accept your grant agreement by [___________] you will forfeit your award.

This Agreement includes this Notice of Grant and the following Exhibits, which are expressly incorporated by reference in their entirety herein:

Exhibit A – General Terms and Conditions
Exhibit B – Definitions
Exhibit C – Amended and Restated 2013 Stock Incentive Plan

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC. __________________________ Name: Title:	RECIPIENT __________________________ Name:

Restricted Stock Unit Agreement
Amended and Restated 2013 Stock Incentive Plan

EXHIBIT A
GENERAL TERMS AND CONDITIONS
The terms and conditions of the award of the right to receive shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) made to the Recipient (the “RSUs”), as set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”), and subject to the terms and conditions set forth in the Amended and Restated 2013 Stock Incentive Plan (the “Plan”), are as follows:
1.    Award of Restricted Stock Units.
(a)    The RSUs are granted to the Recipient, effective as of the Grant Date (as set forth in the Notice of Grant), in consideration of services rendered and to be rendered by the Recipient to the Company. Each RSU represents the right to receive one share of Common Stock upon vesting of the RSU, subject to the terms and conditions set forth herein. Defined terms not defined herein (or in Exhibit B of this Agreement) shall have the meaning set forth in the Plan.
(b)    The Recipient agrees that the RSUs shall be subject to the vesting provisions set forth in Section 2 of this Agreement, the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.
2.    Vesting.
(a)    The RSUs shall vest in accordance with the vesting schedule set forth in the Notice of Grant (the “Vesting Schedule”). Upon the vesting of the RSU, the Company will deliver to the Recipient, for each RSU that becomes vested, one share of Common Stock, subject to the payment of any taxes pursuant to Section 7. The Common Stock will be delivered to the Recipient as soon as practicable following each vesting date, but in any event within 30 days of such date.
(b)    Notwithstanding the Vesting Schedule set forth on the Notice of Grant, if within the one-year period following a Change in Control Event, the Recipient’s employment is terminated by the Company without Cause, then all remaining unvested RSUs shall become fully vested and free from all forfeiture restrictions as of the date of such termination. “Change in Control Event” and “Cause” are defined in Exhibit B.
3.    Forfeiture of Unvested RSUs Upon Cessation of Service.
In the event that the Recipient ceases to perform services to the Company or such other entity the service providers of which are eligible to receive an award under the Plan (each such entity, a “Participating Entity”) for any reason or no reason, with or without cause, then, except as set forth in Section 2(b) hereof, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Recipient, effective as of such cessation. The Recipient shall have no further rights with respect to any RSUs that are so forfeited or any Common Stock that may have been issuable with respect thereto. If the Recipient is providing services to a Participating Entity, any references in this Agreement to provision of services to the Company shall instead be deemed to refer to service with such Participating Entity.
4.    Restrictions on Transfer.
The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein, until such RSUs have vested and the Common Stock represented by such RSUs has been delivered pursuant to Section 2 hereof. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.
5.    Rights as a Shareholder.
The Recipient shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Recipient following the vesting of the RSUs.
6.    Provisions of the Plan.
This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Recipient with this Agreement.
7.    Tax Matters.
(a)    Acknowledgments; No Section 83(b) Election. The Recipient acknowledges that he or she is responsible for obtaining the advice of the Recipient’s own tax advisors with respect to the award of RSUs and the Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Recipient understands that the Recipient (and not the Company) shall be responsible for the Recipient’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs and the Common Stock represented thereby. The Recipient acknowledges that no election under Section 83(b) of the Internal Revenue Code is available with respect to RSUs.
(b)    Withholding. The Recipient acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Recipient the amount of any federal, state, local or other taxes of any kind required by law to be withheld with respect to the actions contemplated by this Agreement in any manner permitted by the Plan. At such time as the Recipient is not aware of any material nonpublic information about the Company or the Common Stock, the Recipient shall execute the instructions set forth in Schedule A attached hereto (the “Automatic Sale Instructions”) as the means of satisfying such tax obligation. If the Recipient does not execute the Automatic Sale Instructions prior to an applicable vesting date, then the Recipient agrees that if under applicable law the Recipient will owe taxes at such vesting date on the portion of the Award then vested the Company shall be entitled to immediate payment from the Recipient of the amount of any tax required to be withheld by the Company. The Company shall not deliver any shares of Common Stock to the Recipient until it is satisfied that all required withholdings have been made.
8.    Miscellaneous.
(a)    Authority of Compensation Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Compensation Committee shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Compensation Committee with respect to this Agreement shall be made in the Compensation Committee’s discretion and shall be final and binding on the Recipient.
(b)    No Right to Continued Service. The Recipient acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his or her continued service to the Company, this Agreement does not constitute an express or implied promise of continued service relationship with the Recipient or confer upon the Recipient any rights with respect to a continued service relationship with the Company.
(c)    Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code and the Treasury Regulations issued thereunder (“Section 409A”). The delivery of shares of Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.
(d)    Recipient’s Acknowledgements. The Recipient acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Recipient’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.
(e)    Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.

I hereby acknowledge that I have read this Agreement, have received and read the Plan, and understand and agree to comply with the terms and conditions of this Agreement and the Plan.

___________________________

RECIPIENT ACCEPTANCE

Schedule A

Automatic Sale Instructions

The undersigned hereby consents and agrees that any taxes due on a vesting date as a result of the vesting of RSUs on such date shall be paid through an automatic sale of shares as follows:

(a)    Upon any vesting of RSUs pursuant to Section 2 hereof, the Company shall arrange, pursuant to an agreement with a third-party Internet based platform (the “Administrator”) and the Administrator’s designated brokerage partner, for the sale of (please check ONE):

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(i) such number of shares of Common Stock issuable with respect to the RSUs that vest pursuant to Section 2 as is sufficient to generate net proceeds equal to (A) the fair market value of the shares of Common Stock subject to the RSUs that vest on such date multiplied by (B) such percentage as is necessary to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Recipient upon the vesting of the RSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income of the Recipient and then in effect).

OR

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(ii) such number of shares of Common Stock issuable with respect to the RSUs that vest pursuant to Section 2 as is sufficient to generate net proceeds equal to (A) the fair market value of the shares of Common Stock subject to the RSUs that vest on such date multiplied by (B) the sum of (i) the maximum federal supplemental income tax rate then in effect, (ii) the minimum statutory withholding rate (or rates) for state taxes that are applicable to the income recognized by the Recipient upon the vesting of the RSUs and then in effect, (iii) the minimum statutory withholding rate (or rates) for local taxes that are applicable to such income of the Recipient and then in effect, and (iv) the payroll taxes applicable to such income of the Recipient and then in effect that are required to be withheld on such vesting date, including social security and Medicare taxes.

The Administrator shall pay over to the Company and the Company shall retain net proceeds from the sale selected in clause (i) or (ii) above in satisfaction of such tax withholding obligations.
(b)    The Recipient hereby appoints the Chief Legal Officer and the Secretary of the Company and the Chief Financial Officer of the Company and each of them acting singly, and with full power of substitution, to serve as his or her attorney in fact to arrange for the sale of the Recipient’s shares of Common Stock in accordance with this Schedule A. The Recipient agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares pursuant to this Schedule A.
(c)    The Recipient represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Common Stock. The Recipient and the Company have structured this Agreement, including this Schedule A, to constitute a “binding contract” relating to the sale of Common Stock, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.
The Company shall not deliver any shares of Common Stock to the Recipient until it is satisfied that all required withholdings have been made.

_______________________________

Recipient Name: ________________

Date: __________________________

EXHIBIT B

DEFINITIONS

“Cause” shall mean: (1) if the Recipient is party to an employment, service or severance agreement with the Company that contains a definition of “cause” for termination of employment or service, the meaning ascribed to such term in such agreement or (2) otherwise, any of (w) Recipient’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (x) Recipient’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (y) unauthorized use or disclosure by Recipient of any proprietary information or trade secrets of the Company or any other party to whom the Recipient owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (z) Recipient’s willful breach of any of his or her obligations under any written agreement or covenant with the Company (including, without limitation, breach by the Recipient of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Recipient and the Company) as determined by the Company, which determination shall be conclusive. The Recipient’s employment shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Recipient’s resignation, that termination for Cause was warranted.

“Change in Control Event” shall mean the occurrence of one or more of the following events, provided, in each case, that such event constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i):
1.    the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company) or (II) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (3) of this definition; or
2.    a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of

Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or
3.    the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or
4.    the liquidation or dissolution of the Company.

EXHIBIT C

AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN